UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2021

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas	77080
(Address of Principal Executive Offices)	(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN*	The Nasdaq Stock Market LLC*

* As previously disclosed, the Company’s common stock was suspended from trading on The Nasdaq Stock Market (“Nasdaq”) at the opening of business on December 15, 2020 and Nasdaq has commenced proceedings to delist and deregister the Company’s common stock from Nasdaq.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 3, 2020, Francesca’s Holdings Corporation (the “Company”) and each of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code, §§ 101-1532, et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Francesca’s Holdings Corporation, et al., Case No. 20-13076 (BLS). The Debtors also filed a motion seeking authorization to pursue a bidding and sale process under section 363 of the Bankruptcy Code, which was approved by the Bankruptcy Court in an order entered on January 4, 2021.

Also as previously reported, on January 7, 2021, the Debtors entered into a “stalking horse” Asset Purchase Agreement (the “Prior Asset Purchase Agreement”) with Francesca’s Acquisition, LLC, a Delaware limited liability company (“Francesca’s Acquisition”), Tiger Capital Group, LLC, a Delaware limited liability company (“Tiger” and, together with Francesca’s Acquisition, “Buyer”), and TerraMar Capital, LLC (“TerraMar”), a Delaware limited liability company, pursuant to which Francesca’s Acquisition agreed to purchase, upon the terms and subject to the conditions set forth in the Prior Asset Purchase Agreement, the Acquired Assets (as defined in the Prior Asset Purchase Agreement) for a cash purchase price of $17,360,000, subject to certain adjustments, and assume certain contracts, leases and other Assumed Liabilities (as defined in the Prior Asset Purchase Agreement).

On January 15, January 17 and January 19, 2021, the Debtors conducted an auction (the “Auction”), through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures, to determine the highest and best offer to purchase the Acquired Assets (as defined in the Amended and Restated Asset Purchase Agreement) and assume certain contracts, leases and other Assumed Liabilities (as defined in the Amended and Restated Asset Purchase Agreement). Buyer and two other parties participated in the Auction. At the conclusion of the Auction, the Debtors determined that the bid submitted by Buyer at the Auction was the highest and otherwise best offer to purchase the Acquired Assets (as defined in the Amended and Restated Asset Purchase Agreement) and assume certain contracts, leases and other Assumed Liabilities (as defined in the Amended and Restated Asset Purchase Agreement). On January 19, 2021, the Debtors entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Asset Purchase Agreement”) with Buyer and TerraMar, pursuant to which Francesca’s Acquisition agreed to (a) purchase, upon the terms and subject to the conditions set forth in the Amended and Restated Asset Purchase Agreement, the Acquired Assets (as defined in the Amended and Restated Asset Purchase Agreement) in exchange for (i) a cash purchase price of $18,000,000, subject to certain adjustments, (ii) the issuance by Buyer of a promissory note to the Debtors in the principal amount of $1,250,000 payable on or prior to December 31, 2021 and (iii) the reimbursement of certain financing-related fees, and (b) the assumption of certain contracts, leases and other Assumed Liabilities (as defined in the Amended and Restated Asset Purchase Agreement). The Amended and Restated Asset Purchase Agreement supersedes and replaces the Prior Asset Purchase Agreement.

On January 21, 2021, the Bankruptcy Court approved the Transactions pursuant to Section 363 of the Bankruptcy Code. All documents filed with the Bankruptcy Court on the docket of and other information related to the Chapter 11 Cases are available for review and free of charge online at https://cases.stretto.com/francescas.

Each party’s obligation to consummate the transactions contemplated by the Amended and Restated Asset Purchase Agreement (the “Transactions”) is subject to customary closing conditions. In addition, the Company (on behalf of itself and the other Debtors) will enter into an Agency Agreement with Tiger and SB360 Capital Partners, LLC (together, the "Agent"), pursuant to which the Agent will act as the Company’s agent for the purpose of conducting store closing sales at certain of the Company’s locations. If the Transactions are consummated, the stores to be closed will be determined by Buyer subject to the outcome of negotiations with landlords in the Chapter 11 Cases, among other factors, and subject to the terms of the Amended and Restated Asset Purchase Agreement, except that, pursuant to the Amended and Restated Asset Purchase Agreement, Buyer agreed to assume the respective leases for no fewer than 275 stores currently operated by the Debtors, which assumption could be pursuant to an amended lease.

The Amended and Restated Asset Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by the confidential disclosures provided to Buyer in connection with the Amended and Restated Asset Purchase Agreement. The Company and Buyer have agreed to various customary covenants, including, among others, covenants regarding the conduct of the Company’s business prior to the consummation of the Transactions (the “Closing”). A portion of the purchase price will be placed in escrow at Closing to serve as a source of funds for, among other things, a working capital purchase price adjustment and the satisfaction of certain cure costs associated with contracts and leases assigned to Buyer. In connection with the execution of the Prior Asset Purchase Agreement, Buyer deposited $850,000 (the “Performance Deposit”) with a third party escrow agent, which amount will be credited against the purchase price payable by Buyer, and released from the escrow to the Debtors, at the Closing. If the Amended and Restated Asset Purchase Agreement is terminated, the Performance Deposit will be returned to Buyer except in certain circumstances relating to certain breaches by Buyer of the Amended and Restated Asset Purchase Agreement or the failure of Buyer to consummate the Transactions when otherwise required.

The Amended and Restated Asset Purchase Agreement provides Buyer with certain bid protections that have been approved by the Bankruptcy Court. In particular, if the Amended and Restated Asset Purchase Agreement is terminated for certain reasons, including if the Company enters into a definitive agreement with respect to, or consummates, an Alternative Transaction (as defined in the Amended and Restated Asset Purchase Agreement), or if the Bankruptcy Court enters an order approving an Alternative Transaction, the Company may be required to reimburse Buyer for its reasonable expenses up to $350,000 and pay Buyer a termination fee of $693,000.

The foregoing description of the Amended and Restated Asset Purchase Agreement is qualified in its entirety by reference to the Amended and Restated Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The Amended and Restated Asset Purchase Agreement has been incorporated herein by reference to provide information regarding the terms of the Amended and Restated Asset Purchase Agreement and is not intended to modify or supplement any factual disclosures about the Company in any public reports filed with the Securities and Exchange Commission by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Amended and Restated Asset Purchase Agreement were made only for purposes of the Amended and Restated Asset Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Amended and Restated Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company to Buyer in connection with the signing of the Amended and Restated Asset Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Amended and Restated Asset Purchase Agreement. Moreover, the representations and warranties in the Amended and Restated Asset Purchase Agreement were used for the purpose of allocating risk between the Company and Buyer, rather than establishing matters of fact. Accordingly, the representations and warranties in the Amended and Restated Asset Purchase Agreement may not constitute the actual state of facts with respect to the Company and Buyer. The representations and warranties set forth in the Amended and Restated Asset Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On January 19, 2021, the Company issued a press release announcing the Amended and Restated Asset Purchase Agreement disclosed under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

As previously reported, on December 4, 2020, the Listing Qualifications Department staff of the Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that trading in the Company’s common stock, par value $0.01 per share (the “Common Stock”), would be suspended from Nasdaq at the opening of business on December 15, 2020, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which will become effective 10 days after such filing and will remove the Common Stock from listing and registration on Nasdaq. Subsequent to such notification, the Company submitted a request for a hearing to appeal the delisting action and, as a result of such request, the delisting action was stayed, pending a final written decision by the Nasdaq Hearings Panel. In connection with the auction process, the Company withdrew its hearing request and, as a result of such withdrawal, Nasdaq notified the Company that it will file a Form 25-NSE with the SEC when all internal appeals periods have run.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1	Amended and Restated Asset Purchase Agreement, dated January 19, 2021, by and among Francesca’s Holdings Corporation, a Delaware corporation, Francesca’s Services Corporation, a Texas corporation, Francesca’s Collections, Inc., a Texas corporation, Francesca’s LLC, a Delaware limited liability company, Francesca’s Acquisition, LLC, a Delaware limited liability company, Tiger Capital Group, LLC, a Delaware limited liability company, and TerraMar Capital, LLC a Delaware limited liability company
99.1	Press Release issued by Francesca’s Holdings Corporation on January 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: January 21, 2021	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer